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                                  EXHIBIT 23.4
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                                                                    EXHIBIT 23.4

                       CONSENT OF SPECIAL COUNSEL EXPERT

     The undersigned has acted as special counsel to Paxson Communications Corporation, a Delaware corporation (the "Company"), in connection with certain matters described in the Company's Registration Statement on Form S-1, Registration No. 333-473, which is incorporated by reference in this Registration Statement, and consents to the reference to the undersigned under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-1, Registration No. 333-473, which is incorporated by reference herein.

                                          DOW, LOHNES & ALBERTSON
                                          a Professional Limited Liability
                                          Company

                                          /s/ John Feore

Washington, D.C.                          --------------------------------------
March 29, 1996